Exhibit 4.16
REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 5, 2023, is entered into by and among Pagaya Technologies Ltd, a company organized under the laws of Israel (“Pagaya” or the “Issuer”), and the Stockholders (as defined below) set forth on the signature pages hereto. Pagaya and the Stockholders are sometimes referred to herein as, collectively, the “Parties”, and each, a “Party”. Capitalized terms used and not defined in this Registration Rights Agreement have the meanings ascribed to such terms in the Merger Agreement (as defined below).
WHEREAS, this Registration Rights Agreement is being entered into in connection with that certain Agreement and Plan of Merger, dated as of November 15, 2022 (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Darwin Homes, Inc., a Delaware corporation (the “Company”), Pagaya, DH Merger Sub Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Buyer (“Merger Sub”), and Shareholder Representative Services LLC, a Colorado limited liability company, acting solely in its capacity as the representative, agent and attorney-in-fact of the Stockholders and only for the express purposes provided therein and for no other purpose, pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, among other things, Merger Sub will be merged with and into the Company, with the Company being the surviving entity of the Merger and a direct, wholly owned Subsidiary of Pagaya (the “Merger”, and together with the transactions contemplated therein, the “Contemplated Transactions”);
WHEREAS, the Stockholders are receiving Issuer Common Shares (as defined below) in connection with the Contemplated Transactions, and as an inducement to the Stockholders to approve, enter into and consummate the Contemplated Transactions, Pagaya and the Stockholders have agreed to enter into this Agreement to set forth certain registration rights granted by Pagaya to the Stockholders in connection with the Contemplated Transactions.
NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
Section 1.Registration Rights
(a)Pagaya agrees that, within thirty (30) calendar days following the Closing Date (the “Filing Deadline”), Pagaya will use commercially reasonable efforts to submit to or file with the SEC a registration statement for a shelf registration on Form F-1, Form F-3 (if Pagaya is then eligible to use a Form F-3 shelf registration) or other appropriate form (the “Registration Statement”), in each case, covering the resale of the Class A ordinary shares, no par value per share, of the Issuer (the “Issuer Common Shares”) acquired by the Stockholders pursuant to the Merger Agreement (the “Transaction Shares”) (the “Registrable Shares”), and Pagaya shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as is reasonably practicable after the filing thereof, but no later than the earliest of (i) the 90th calendar day following the filing date thereof if the SEC notifies Pagaya that it will “review” the Registration Statement and (ii) the 10th Business Day after the date Pagaya is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that Pagaya’s obligations to include the Registrable Shares in the Registration Statement are contingent upon the Stockholders furnishing in writing to Pagaya such information regarding the Stockholders, the securities of Pagaya held by the Stockholders and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by Pagaya to effect the registration of the Registrable Shares, and the Stockholders shall execute such documents in connection with such registration as Pagaya may reasonably request that are customary of a selling shareholder in similar situations, including providing that Pagaya shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, during any customary blackout or similar period or as permitted hereunder; provided that no Stockholder shall in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares, other than as provided in the holdback set forth in Section 2 below. Pagaya will use its commercially reasonable efforts to provide a draft of the Registration Statement to one (1) law firm designated by the Stockholders for review at least five (5) Business Days in advance of submitting or filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall Pagaya be required to delay or postpone the submission or filing of such Registration Statement as a result of or in connection with any Stockholder’s review. Pagaya shall, upon request of any Stockholder, inform such Stockholder as to the status of the registration effected by Pagaya pursuant to this Agreement. In the event Pagaya files a Form F-1 and thereafter becomes eligible to use Form F-3, Pagaya shall use its commercially reasonable efforts to convert the Form F-1 (and any subsequent registration statement) to a Form F-3 in connection with the time that Pagaya otherwise would be required to file a new Form F-1 as a result of having publicly filed its annual financial statements on a Form 20-F. All expenses incurred in connection with registrations, filings or qualifications necessary to effect the registration of the Registrable Shares, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for Pagaya, shall be paid by Pagaya; provided, however, that Pagaya shall not be responsible for paying any sales or brokerage commissions of any Stockholder or other costs and expenses of a Stockholder, including counsel.
(b)For as long as any Stockholder holds any Transaction Shares, Pagaya will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable a Stockholder to resell the Transaction Shares pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) (in each case, when Rule 144 of the Securities Act becomes available to such Stockholder). Any failure by Pagaya to file the Registration Statement prior to the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve Pagaya of its obligations to file or effect the Registration Statement as set forth above in this Section 1. Notwithstanding the foregoing, if the SEC prevents Pagaya from including any or all of the Transaction Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Transaction Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Transaction Shares which is equal to the maximum number of Transaction Shares as is permitted by the SEC. In such event, the number of Transaction Shares to be registered for each selling Stockholder named in the Registration Statement shall be reduced pro rata among all such selling Stockholders. As soon as is reasonably practicable upon notification by the SEC that the Registration Statement has been declared effective by the SEC, Pagaya shall file the final prospectus under Rule 424 of the Securities Act. In no event shall any Stockholder be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided that if the SEC requests that any Stockholder be identified as a statutory underwriter in the Registration Statement, such Stockholder will have an opportunity to withdraw from the Registration Statement.
(c)At its expense, Pagaya shall:
(i)except for such times as Pagaya is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Pagaya determines to obtain, continuously effective with respect to the Stockholders, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) the date the Stockholders cease to hold any Registrable Shares, (B) the date all Registrable Shares held by the Stockholders may be sold without restriction under Rule 144, including any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Pagaya to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (C) three (3) years from the date of effectiveness of the Registration Statement. The period of time during which Issuer is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii)during the Registration Period, use commercially reasonable efforts to advise the Stockholders’ Representative within five (5) business days:
(A)when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;
(B)after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for such purpose (and Pagaya shall promptly use its commercially reasonable efforts to prevent the issuance of any stop order);
(C)of the receipt by Pagaya of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(D)subject to the provisions in this Registration Rights Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.
Notwithstanding anything to the contrary set forth herein, Pagaya shall not, when so advising the Stockholders of such events described in Section 1(c)(ii) above, provide the Stockholders with any material, nonpublic information regarding Pagaya other than to the extent that providing notice to the Stockholders of the occurrence of the events listed in (A) through (D) above constitutes material, nonpublic information regarding Pagaya;
(iii)during the Registration Period promptly use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;
(iv)during the Registration Period upon the occurrence of any event contemplated in Section 1(c)(ii)(D) above, except for such times as Pagaya is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Pagaya shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(v)during the Registration Period use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which the Transaction Shares issued by Pagaya have been listed; and
(vi)if requested by any Stockholder, Pagaya shall take such action as may reasonably be required to (i) cause the removal of any restrictive legend set forth on such Stockholder’s Transaction Shares including, if required, the delivery of a legal opinion to Pagaya’s transfer agent (the “transfer agent”) effecting the removal of such legends, and (ii) instruct the transfer agent to issue Shares without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company, at such Stockholder’s option, promptly after such request, if (A) the Shares are registered for resale under the Securities Act, (B) the Shares may be sold by such Stockholder under Rule 144 without any volume and manner of sale restrictions, or (C) such Stockholder has sold or transferred, or proposes to sell or transfer within two (2) Business Days of such request, Shares pursuant to the Registration Statement or in compliance with Rule 144. Pagaya’s obligation to remove legends under this section may be conditioned upon the applicable Stockholder providing such representations and other documentation as is reasonably necessary and customarily required in connection with the removal of restrictive legends (other than any legal opinion required to be delivered as contemplated by subclause (i) of this clause (vi), which any such opinion shall be provided by counsel to Pagaya).
(d)Notwithstanding anything to the contrary in this Registration Rights Agreement, Pagaya shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if it determines (i) that in order for the Registration Statement not to contain a material misstatement or omission, (A) an amendment thereto would be needed to include information that would at that time not otherwise be required in an annual or other report required to be filed by Pagaya under the Exchange Act or (B) the negotiation or consummation of a transaction by Pagaya or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Pagaya’s board of directors reasonably believes would require additional disclosure by Pagaya in the Registration Statement of material information that Pagaya has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Pagaya’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements, (ii) to delay the filing or initial effectiveness of, or suspend use of, a Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with financial statements that are not made available to Pagaya for reasons beyond its control, or (iii) in the good faith judgment of the majority of Pagaya’s board of directors, such filing or effectiveness or use of such Registration Statement, would be seriously detrimental to Pagaya and the majority of Pagaya board of directors reasonably concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”); provided, however, that Pagaya shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Stockholders of such securities as soon as practicable thereafter and Pagaya may not delay or suspend the Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and eighty (180) total calendar days in each case during any twelve (12) month period and provided, further, the Company shall not effect any such delay or suspension during the first ten (10) consecutive Business Days after the effective date of the Registration Statement (or, if the Registration Statement is declared effective while the Initial Lock-Up Period (as defined herein) is in effect, during the first ten (10) consecutive Business Days after the expiration of the Initial Lock-Up Period), and shall not register any securities for its own account or that of any other stockholder while the Registration Statement is so suspended or delayed. Upon receipt of any written notice from Pagaya of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading each Stockholder agrees that (x) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (excluding sales conducted pursuant to Rule 144) until such Stockholder receives copies of a supplemental or amended prospectus (which Pagaya agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Pagaya that it may resume such offers and sales, and (y) it will maintain the confidentiality of any information included in such written notice delivered by Pagaya unless otherwise required by law or subpoena. If so directed by Pagaya, each Stockholder will deliver to Pagaya or, in each Stockholder’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in such Stockholder’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent such Stockholder is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up. Notwithstanding anything to the contrary set forth herein, Pagaya shall not, when advising the Stockholders of a Suspension Event, provide the Stockholders with any material, nonpublic information regarding Pagaya other than to the extent that providing notice to the Stockholders of the occurrence of a Suspension Event constitutes material, nonpublic information regarding Pagaya.
(e)Any Stockholder may deliver written notice (an “Opt-Out Notice”) to Pagaya requesting that such Stockholder not receive notices from Pagaya otherwise required by Section 1; provided, however, that such Stockholder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Stockholder (unless subsequently revoked), (i) Pagaya shall not deliver any such notices to such Stockholder and such Stockholder shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to such Stockholder’s intended use of an effective Registration Statement, such Stockholder will notify Pagaya in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 1(e)) and the related suspension period remains in effect, Pagaya will so notify such Stockholder, within two (2) Business Days of such Stockholder’s notification to Pagaya, by delivering to such Stockholder a copy of such previous notice of Suspension Event, and thereafter will provide such Stockholder with the related notice of the conclusion of such Suspension Event immediately upon its availability.
(f)Indemnification.
(i)Pagaya agrees to indemnify, to the extent permitted by law, the Stockholders (each, to the extent a seller under the Registration Statement), and each of their directors, officers, partners, managers, members, investment advisors, employees, shareholders and each Person who controls any Stockholder (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including, without limitation, reasonable and documented attorneys’ fees of one (1) law firm plus any local counsel) arising from, in connection with, or relating to any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information so furnished in writing to Pagaya by or on behalf of any Stockholder expressly for use therein; provided, however, that the indemnification contained in this Section 1(f)(i) shall not apply to amounts paid in settlement of any losses, claims, damages, liabilities and out of pocket expenses if such settlement is effected without the consent of Pagaya (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Pagaya be liable for any losses, claims, damages, liabilities and out of pocket expenses to the extent they arise out of or are based upon a violation which occurs solely (A) as a result of any failure of such Person to deliver or cause to be delivered a prospectus made available by Pagaya in a timely manner, (B) as a result of offers or sales effected by or on behalf of any Person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by Pagaya, or (C) in connection with any offers or sales effected by or on behalf of any Stockholder in violation of Section 1(d) hereof.
(ii)In connection with any Registration Statement in which a Stockholder is participating, such Stockholder shall furnish (or cause to be furnished) to Pagaya in writing such information as Pagaya reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify Pagaya, its directors, officers, agents, employees and each Person or entity who controls Pagaya (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and reasonable documented out of pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees of one (1) law firm plus any local counsel) arising from, in connection with, or relating to any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information so furnished in writing by on behalf of such Stockholder expressly for use therein; provided, however, that the indemnification contained in this Section 1(f)(ii) shall not apply to amounts paid in settlement of any losses, claims, damages, liabilities and out of pocket expenses if such settlement is effected without the consent of such Stockholder (which consent shall not be unreasonably withheld, conditioned or delayed), and provided further that the liability of such Stockholder shall be several and not joint with any other Stockholder and shall be in proportion to and limited to the net proceeds received by such Stockholder from the sale of Registrable Shares giving rise to such indemnification obligation.

(iii)Any Person entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) outside counsel plus any local counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(iv)The indemnification provided for under this Registration Rights Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person or entity of such indemnified party and shall survive the transfer of securities.
(v)If the indemnification provided under this Section 1(f) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of any Stockholder shall be limited to the net proceeds received by such Stockholder from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 1(f)(i), Section 1(f)(ii) and Section 1(f)(iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 1(f)(v) from any Person who was not guilty of such fraudulent misrepresentation.
Section 2.Holdback Agreements
(a)No Stockholder shall effect any sale or distribution (including sales pursuant to Rule 144) of the Transaction Shares until the later of (i) three (3) months after the effective date of the Merger Agreement and (ii) one (1) month after the Closing Date (the period ending on such date, the “Initial Lock-Up Period”).
(b)During the period from the expiration of the Initial Lock-Up Period until the later of (i) twelve (12) months after the effective date of the Merger Agreement and (ii) one month after the Closing

Date, no Stockholder shall effect any sale or distribution (including sales pursuant to Rule 144) of more than 50% in the aggregate of the Transaction Shares held by such Stockholder as of the Closing.
Section 3.Miscellaneous
(a)All notices, consents and other communications hereunder (i) shall be in writing; (ii) shall be deemed to have been duly given (A) when delivered if delivered by hand, by Federal Express or other nationally recognized overnight courier or via email (in the case of email, if transmitted prior to 6 p.m. (Eastern time), otherwise the next Business Day after such transmission), (B) five (5) days after being deposited in any United States Post Office enclosed in a postage-prepaid, registered or certified envelope and (iii) shall be sent to the following addresses or email addresses (or at such other address or email address for a Party as shall be specified by like notice; provided, however, that any notice of change of email address shall be effective only upon receipt):
(i)If to Pagaya:
Pagaya US Holding Company LLC
90 Park Ave
New York, NY 10016
Attn:    Richmond Glasgow, General Counsel
Email:    richmond@pagaya.com
with a copy (which shall not constitute notice) to:
Milbank LLP
55 Hudson Yards
New York, New York 10001
Attn:    Scott Golenbock and Iliana Ongun
Email:    sgolenbock@milbank.com; iongun@milbank.com
(ii)If to a Stockholder, to the address set forth on the signature page for such Stockholder.
(b)Any provision of this Agreement may be amended or modified only by a written instrument signed by each Party. No waiver hereunder or in any document, certificate, or writing delivered pursuant hereto shall be valid or binding unless set forth in writing and duly executed by the Party or Parties waiving rights hereunder or thereunder. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Neither the waiver by any Party of a breach of or a default under any provision of this Agreement, nor the failure by any Party, on one or more occasions, to enforce any provision of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any such provision, right or privilege hereunder.
(c)Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties, and any purported assignment without such consent shall be null and void ab initio. Notwithstanding the foregoing, Pagaya shall have the right to assign all or certain provisions of this Agreement, or any interest herein, and may delegate any duty or obligation hereunder, without the consent of any other Party, (i) to any Affiliate of Pagaya and Merger Sub, as applicable (ii) to any successor to or acquirer of all or a substantial portion of the Surviving Corporation or the business of the Surviving Corporation following the Closing or (iii) collaterally to any financing source or any collateral agent or trustee therefore; provided that no such assignment or delegation shall relieve Pagaya of any of its obligations hereunder.
(d)This Agreement shall be construed, performed and enforced in accordance with the Laws of the State of Delaware (without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.
(e)Each of the Parties irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any Order in respect of this Agreement and the rights and obligations arising hereunder brought by any other Party or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery within the State of Delaware (or if the Delaware Court of Chancery declines to accept jurisdiction over such Proceeding, any other court of the State of Delaware located in the City of Wilmington, State of Delaware, or the United States District Court for the District of Delaware). Each of the Parties hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Proceeding relating to this Agreement or the Contemplated Transactions in any court other than the aforesaid courts.
(f)Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve in accordance with Section 3(a); (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any Proceeding commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) such Proceeding in such court is brought in an inconvenient forum; (B) the venue of such Proceeding is improper; or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
(g)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR CLAIM THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER AGREEMENTS OR DOCUMENTS RELATING TO THE CONTEMPLATED TRANSACTIONS.
(h)EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (III) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN SECTION 3(g) AND THIS SECTION 3(h).
(i)This Agreement will be binding upon, inure solely to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. The Parties agree that this is an arm’s-length transaction in which the Parties’ undertakings and obligations are limited to the performance of their obligations under this Agreement.
(j)This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. In the event that any signature to this Agreement is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by each other Party. Until and unless each Party has received a counterpart hereof signed by each other Party, this

Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
(k)The representations, warranties and agreements of the Parties contained herein are intended solely for the benefit of the Party to whom such representations, warranties or agreements are made, and shall confer no rights hereunder, whether legal or equitable, in any other Person, and no other Person shall be entitled to rely thereon.
(l)This Agreement (including the Merger Agreement and the other Transaction Agreements and the exhibits and schedules thereto), the Confidentiality Agreement and the Disclosure Letter set forth the entire agreement and understanding of the Parties in respect of the Contemplated Transactions and supersede all prior discussions, negotiations, agreements, arrangements and understandings, whether oral or written, relating to the subject matter hereof and thereof. There are no warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement, the other Transaction Agreements or in the Confidentiality Agreement.
(m)If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Contemplated Transactions is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Contemplated Transactions be consummated as originally contemplated to the fullest extent possible.
(n)Each Party acknowledges and agrees that irreparable injury to the other Parties would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or were otherwise breached, and that such injury would not be adequately compensable in damages because of the difficulty of ascertaining the amount of damages that would be suffered in the event that this Agreement were breached. It is accordingly agreed that, subject to the further provisions of this Section 3(n), each Party shall be entitled, in addition to any other remedy to which it is entitled at law or in equity, to specific enforcement of, and injunctive relief, without proof of actual damages, to prevent any breach or violation of, the terms of this Agreement, and the other Parties shall not take action, directly or indirectly, in opposition to the Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived.
(o)This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to in any manner this Agreement, or the negotiation, execution or performance of this Agreement, or the transactions contemplated hereby (including any representation or warranty made in, in connection with, or as an inducement to this Agreement) may only be brought against, the Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a named party hereto (and then only to the extent of the specific obligations undertaken by such named party to this Agreement and not otherwise), no past, present or future director, officer, employee, incorporator, agent, attorney or representative of the Stockholders’ Representative, the Company, the Company’s Subsidiaries or any of their respective Affiliates, in each case, other than the Company, the Stockholders’ Representative and any Person party to any other Transaction Agreement shall be deemed to (a) have made any representations or warranties, or entered into any covenants or agreements, in connection with the Contemplated Transactions; or (b) have any personal liability to Pagaya or Merger Sub for any obligations or liabilities of the Stockholders’ Representative or the Company under this Agreement for any claim based on, in respect of, or by reason of, the Contemplated Transactions, in each of the foregoing cases, other than in the event of Fraud or pursuant to the terms of any other Transaction Agreements to which such Person is party. Except to the extent a named party hereto (and then only to the extent of the specific obligations undertaken by such named party to this Agreement and not otherwise), no past, present or future general or limited partners, stockholders, financing sources, managers, members, Representatives, director, officer, employee, incorporator, agent, attorney or representative of Pagaya or Merger Sub or any of the respective Affiliates of the foregoing shall be deemed to (x) have made any representations or warranties, or entered into any covenants or agreements, in connection with the Contemplated Transactions; or (y) have any personal liability to any of the Company, its Subsidiaries, the Stockholders’ Representative or their respective Affiliates for any obligations or liabilities of Pagaya or Merger Sub under this Agreement for any claim based on, in respect of, or by reason of, the Contemplated Transactions, in each of the foregoing cases, other than in the event of Fraud or pursuant to the terms of any other Transaction Agreements to which such Person is party.
(p)Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.
(q)The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.
(r)Recognizing that Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) has acted as legal counsel to the Company and its Affiliates, the Parties acknowledge that Pagaya hereby waives any conflicts that may arise in connection with WilmerHale representing the Company or any of its Affiliates after the Closing.
* * *

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.
PAGAYA TECHNOLOGIES LTD
By:
    Name:    Gal Krubiner        Title:    Chief Executive Officer
By:
    Name:    Michael Kurlander        Title:    Chief Financial Officer
[Signature Page to Registration Rights Agreement]

STOCKHOLDERS

FOR INDIVIDUALS:

Notice Email:
Address:

FOR ENTITIES:

By:
    Name:
    Title:
Notice Email:
Address:

[Signature Page to Registration Rights Agreement]